Exhibit 99.1

                         FORM OF STOCK OPTION AGREEMENT
                         ------------------------------

         THIS STOCK OPTION AGREEMENT is made and entered into as of __________ by and between IRT Industries, Inc., a Florida corporation (the "Company") and ___________, an individual ("Optionee").


                                    RECITALS
                                    --------

         WHEREAS, the Company wishes to grant to Optionee the option and right to purchase ____________shares of common stock of the Company, par value of $
0.0001 per share (the "Shares"); and

         WHEREAS, Optionee wishes to receive from the Company the option and right to purchase the Shares.

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:


                                    AGREEMENT
                                    ---------

1.  Grant of  Option.  The  Company  hereby  grants to the  Optionee  the right,
    ----------------
privilege and option (the "Option") to purchase _________ shares of the Company at a purchase price of $________ per share (an aggregate purchase price of $_______) (the "Exercise Price").

2. Term of Option.  Subject to the terms and  conditions  set forth herein,  the
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Option shall be exercisable,  in whole or in part, during the term commencing on the date of this Agreement and ending at _______P.M., __________Time, on ________, ______, and shall be void thereafter.

3. Payment of Exercise  Price.  Payment of the  Exercise  Price shall be made by
   --------------------------
Optionee, upon any exercise of the Option, in cash and in full.

4. Method of  Exercise.  The Option may be  exercised by Optionee by delivery of
   -------------------
the Notice of Exercise annexed hereto duly completed and executed, setting forth the number of Shares for which the Option is being exercised. The Notice of Exercise must be accompanied by the payment of the Exercise Price, as provided in Paragraphs 3 and 4 above, and the Company may thereupon request, and receive, such other reasonable documents the Company may reasonably require in order to assure compliance with Paragraph 5 below. The Option shall be deemed to have been exercised immediately prior to the close of business on the date of its exercise as provided above, and Optionee shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the Optionee a certificate or certificates for the number of shares issuable upon such exercise. In the event that the Option is exercised in part, the Company at


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its expense will  execute and deliver a new  Agreement or document of like tenor exercisable for the number of Shares that this Agreement may then be exercised.

5. Registration or Exemption. Notwithstanding anything to the contrary contained
   -------------------------
herein, the Option may not be exercised unless the Shares issuable upon exercise are registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or for such Shares not so registered, the Company has reasonably determined that such issuance would be exempt from the registration requirements of the Securities Act and applicable state securities laws.

6. Company's and Optionee's Rights. The existence of the Option shall not affect
   -------------------------------
in any way the rights of the Company to conduct its business, nor shall the Optionee have any rights as a shareholder of the Company solely due to the ownership of the Option.

7.  Adjustments.  The  Exercise  Price  and the  number  of  shares  purchasable
    -----------
hereunder are subject to adjustment from time to time as follows:

         (a) Merger, Sale of Assets, etc. If at any time while the Option or any
             ---------------------------
portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Optionee shall thereafter be entitled to receive upon exercise of the Option, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that the Optionee, upon exercise of the Option, would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if the Option had been exercised immediately before such reorganization, merger, sale or transfer, all subject to further adjustment as provided in this Paragraph 7. The foregoing provisions of this Paragraph 7(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of the Option. If the per-share consideration payable to the Optionee hereof for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of the Option with respect to the rights and interests of the Optionee after the transaction, to the end that the provisions of the Option shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of the Option.


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         (b)  Reclassification,  etc.  If the  Company,  at any time  while  the
              ----------------------
Option,   or  any  portion   hereof,   remains   outstanding  and  unexpired  by
reclassification of securities or otherwise, shall change any of the securities as to which the purchase rights under the Option exist into the same or a different number of securities of any other class or classes, the Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under the Option immediately prior to such reclassification or other change and the Exercise Price thereof shall be appropriately adjusted, all subject to further adjustment as provided in this Paragraph 7.

         (c) Split,  Subdivision or Combination of Shares. If the Company at any
             --------------------------------------------
time while the Option, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under the Option exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

         (d)  Certificate  as  to  Adjustments.  Upon  the  occurrence  of  each
              --------------------------------
adjustment or readjustment pursuant to this Paragraph 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Optionee a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based. The Company shall, upon the written request, at any time, of Optionee, furnish or cause to be furnished to the Optionee a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Option.

         (e) No Impairment. The Company will not, by any voluntary action, avoid
             --------------
or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 7 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Optionee against impairment.

8.  Transfer  to  Comply  with the  Securities  Act.  This  Option  has not been
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registered  under the Securities Act of 1933 and has been issued to the Optionee for investment and not with a view to the distribution of either the Option or the Shares issued or issuable upon exercise of this Option. Neither this Option nor any of the Shares issued or issuable upon exercise of this Option or any other security issued or issuable upon exercise of this Option may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Option, the Shares issued or issuable upon exercise of this Option and any other security issued or issuable upon exercise of this Option shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.


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9.       Miscellaneous.
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         (a) Waiver.  No waiver is  enforceable  unless in writing and signed by
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such  waiving  party,  and any waiver  shall not be construed as a waiver by any other party.

         (b) Amendments.  This agreement may not be amended unless by the mutual
             ----------
consent of all of the parties hereto in writing.


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